SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                -----------------
                                    AMENDMENT
                                    NO. 3 TO
                                    FORM 8-K
                                -----------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported): August 21, 2001


                      Y3K Secure Enterprise Software, Inc.
                      ------------------------------------

             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------

                 (State or Other Jurisdiction of Incorporation)

             0-26709                              98-0201259
    ------------------------------ ----------------------------------------
       (Commission File Number)        (IRS Employer Identification No.)


              108 West Stewart Avenue, Puyallup , Washington, 98371
        -----------------------------------------------------------------
                  (Address of Principal Executive Offices) (Zip Code)

                                 (253) 284-2935
        -----------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                             Zeballos Mining Company
                 205 - 3615 West 17th Avenue, Vancouver, BC V6S 1A3
       ------------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Pursuant to an Acquisition Agreement (the "Agreement") dated as of August 21, 2001, between us, Y3K Secure Enterprise Software, Inc., a Nevada Corporation (the "Company") and Y3K, Inc., a Washington corporation ("Y3K"), the Company has acquired all of the issued and outstanding shares of Y3K from the owners of all the outstanding shares of common stock of Y3K in exchange for 13,100,000 shares of restricted common stock of the Company. By virtue of the Agreement, Y3K has become a wholly-owned subsidiary of the Company. The Agreement was adopted by the unanimous consent of the board of directors of both the Company and Y3K.

Pursuant to the Agreement, the issued capital of Y3K, being 12,789,792 shares of common stock and 5,291,582 shares of preferred stock was exchanged for 13,100,000 shares of newly issued restricted common stock of the Company. The balance of the shares comprising a 1 for 1 exchange of common shares and preferred shares (4,981,374) were provided by assignment of already issued restricted common shares. At closing, the Company acquired 100% of the issued and outstanding common stock of Y3K.

At closing, Chris Paterson resigned as a director of the Company and was replaced by James Stephens, Stanley Stone and Shannon Smith will be appointed as directors of the Company. See "Management" below.

No other subsequent changes in the officers, directors and five percent shareholders of the Company are presently known. The following table sets forth information regarding the beneficial ownership of the Company's shares of the common stock, the only class of shares previously issued by the Company at March 21, 2002 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of common stock,
(ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of the Agreement. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                 NAME OF                      SHARES OF
TITLE OF CLASS   BENEFICIAL OWNER             COMMON STOCK     PERCENT OF CLASS
-------------------------------------------------------------------------------
Common           James Bruce                  3,821,813             8.99%
                 114-2274 Folkstone Way
                 West Vancouver, BC Canada V7S2X7

Common           E. Del Thachuk               3,821,813             8.99%
                 34-3387 King George Hwy
                 Surrey, BC Canada V4P1B7

Common           Jeff Haberman  (1)           2,556,806             6.27%

Common           Stanley Stone                2,944,444             7.22%

Common           James Stephens               2,548,611             6.25%

Common           King Cole                    2,177,778             5.34%

Common           Shannon Smith                None                   0.0%

Common           Leon M. Caldwell (2)         804,167               1.97%

DIRECTORS AND                                 8,475,000            20,78%
OFFICERS AS A
GROUP

         (1) Mr. Haberman personally owns 1,354,167 common shares. Timothy Neuman retains the voting rights for the 1,354,167 common shares until 2008. In addition, Mr. Haberman has a vested interest in the JANT family trust which owns 1,645,833 common shares. The JANT family trust also has vested options of 944,444 common shares. Of the common shares owned and options vested by the JANT family trust, Mr. Haberman has an additional beneficial ownership of 472,222 common shares. Mr. Haberman does not have the right to exercise any of the JANT family trust options without the consent of all the trust's trustees.

         (2) Mr. Caldwell has no direct ownership of common shares, however, his wife and children through a family limited partnership own 750,000 common shares and have vested options for 590,278 common shares. Mr. Caldwell's wife has 100% ownership of the sole general partner of the family limited partnership, as her sole and separate property, and has a beneficial ownership of 590,278 common shares, including vested options. The children of the family limited partnership own 536,111 common shares, including vested options.

As of March 21, 2002, the Company has 28,913,500 shares of common stock issued and outstanding. Pursuant to the Agreement, the Company issued 13,100,000 shares of restricted common stock to the shareholders of Y3K.

Management

The  following is a  biographical  summary of the  directors and officers of the
Company:

KING COLE, our President, age 50, joined Y3K in March 2000 and is responsible for overseeing all day-to-day operations, administration and human resources. Mr. Cole has earned a Bachelor of Arts degree in biological science from Gonzaga University and an M.B.S. from Washington State University. From 1991 to 1998 he was a regional manager for Jillian's, a national entertainment and hospitality chain. From 1998 to 2000 Mr. Cole owned and operated a business consulting sole proprietorship. He was a consultant for the City of Tacoma, WA, as well as other clients. Mr. Cole has managed large staffs and has held the position of general manager with several large businesses including Seattle's Schwartz Brothers restaurants.


SHANNON JAMES SMITH, director, age 31, has acted as the chairman of the board of directors of Y3K since July 2001. He is responsible for Y3K's overall business strategy, short and long term financial goals, corporate alliances and partnerships and talent recruitment. From 1996 until he accepted a position with Y3K, Mr. Smith founded, developed and acted as chief executive officer of Market Matrix, Inc., a private company involved in the development and marketing of software which permits Internet servers to store customer data and perform secure transactions. Mr. Smith currently serves as the chairman of the Seattle ColdFusion User Group, which he founded in 1998.

Mr. Smith earned a Masters in Business Administration in innovation, strategy and information technology from the Theseus Institute in France in 1995 and completed his bachelor of arts in business administration with a concentration in information systems and international business from the University of Washington in 1994.

STANLEY STONE, a director, age 69, is a co-founder and director of Y3K. Mr. Stone, who previously acted as chief executive officer and chairman of the board of directors of Y3K, is responsible for managing all legal aspects of Y3K.

Mr. Stone graduated from the University of Washington law school in 1962. He has served as the deputy prosecutor for King County, municipal court judge for the cities of Renton and Enumclaw, Washington, commissioner for the King County Superior Court in Seattle and as a judge pro tem. Since 1985 Mr. Stone has operated his own private law practice limited to real estate, corporate law, water utilities and municipal corporations.He is a member of the Washington State Bar and has been authorized to practice before the United States Supreme Court. Mr. Stone has served as co-founder, president and a director of PYR Systems, Inc., a private fiber optic company. He has also acted a president and chairman of the board of directors of Environmetrics Corporation, a private company involved in waste management.

JAMES STEPHENS, our secretary and a director, 37, a co-founder of Y3K, is responsible for Y3K's management and support of all account executives and value added resellers, sales and sales assistance and new product development. Prior to his involvement with Y3K, Mr. Stephens was employed as a digital controls specialist for The Boeing Company for 16 years. His duties included customer support, engineering, installation, maintenance and troubleshooting. Mr. Stephens majored in Industrial Systems Engineering at the Universal Technical Institute in Phoenix, Arizona.

These directors will serve until the next annual meeting of the shareholders of the Company in the year 2002. Directors will be elected for one-year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

LEON M. CALDWELL, our treasurer, 53, has extensive experience as a financial executive beginning at Arthur Anderson & Co. from 1970 to 1973, served as the assistant to the Treasurer at Daylin Inc. from 1973 to 1976, acted as a financial consultant from 1977 to 1985, became the Chief Financial Officer for Southern California Consultants, Inc.; from 1985 to 1991, served as Vice-President of Consulting Services, Inc., from 1991 to 1999 and acted as Vice-President and Chief Financial Officer for Peck/Jones Construction Corp., a general contractor, from 1999 to 2002. Mr. Caldwell received his Bachelor degree in Business Administration from the University of California at Long Beach.
..

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant  to  the  Agreement,  the  Company  acquired  100%  of the  issued  and outstanding shares of common stock of Y3K totaling 18,081,374 common and preferred shares from all of its shareholders for a new issued of 13,100,000 shares of $0.001 par value common stock of the Company plus an assignment of 4,981,374 of already issued restricted common shares. In evaluating the acquisition, the Company used criteria such as the value of Y3K's business relationships, goodwill, Y3K's ability to compete in the software industry and Y3K's current and anticipated business operations. No material relationship exists between the selling shareholders of Y3K or any of its affiliates, any director or officer, or any associate of any such director or officer of Y3K and the Company. The consideration exchanged pursuant to the Agreement was negotiated between Y3K and the Company in an arm's-length transaction. The consideration that the Company agreed to pay to the shareholders of Y3K was derived from the Company's treasury stock. The parties determined the amount of consideration by negotiation without a specific method for the valuation being used.

FORMATION

Y3K was organized as a Washington corporation on April 28, 1999. Y3K is a technology company involved in producing, marketing and licensing enterprise communications and commerce software to telecommunications companies, banks and governmental agencies. As a result of the transaction described herein, Y3K has become a wholly-owned subsidiary of the Company.

BUSINESS

Y3K owns a 100% interest in FusionPak, a suite of wireless enterprise business software designed for the telecommunications, banking and government sectors.

MARKET

From a global e-Commerce perspective, according to TechStrategy(TM), from an article by Matthew R. Sanders dated April 18, 2000, revenues from both "business to business" and "business to consumer" operations will hit $6.8 trillion in 2004.


Products
--------

                    FusionPak 3.0 - Enterprise Business Suite
                    -----------------------------------------

FusionPak 3.0 is composed of integrated software modules that allow for instant communication, content management, electronic commerce and collaboration. The software allows Internet and traditional businesses communicate and to keep track of large amounts of data that a user may input from time to time using a personal computer. In addition, FusionPak software allows Internet businesses to update information contained on their websites by inputting information into fields contained in the software. For example, an Internet company with a website catalogue of its products may use FusionPak software to quickly update prices or change product descriptions by simply typing the proposed text modifications. When saved by the user, these modifications are automatically made to the business's website.

Based on Macromedia's widely supported ColdFusion(TM) platform, FusionPak can run on all major operating systems including Windows NT, UNIX, LINUX and Sun Solaris. FusionPak also supports leading industry-standard database servers such as Microsoft SQL Server, Informix and Oracle. We have no agreements with Macromedia. The ColdFusion platform is similar to Windows. In order to run a program under windows, you do not have to have a license agreement, the same is true with Macromedia, they simply have a platform that allows others to develop programs to run under their platform.

One of the advantages of the FusionPak software is that it allows customers to update old databases they may have which were created in older computer languages. FusionPak software translates and updates such information and then allows the user to modify or add to this data.

FusionPak also allows businesses to quickly create and customize their own websites for showcasing their products and services. An integral element of FusionPak is the ability to easily administer the system with little technical experience.

The FusionPak  Enterprise Business Suite  includes  the  below  listed  content:
(Note: The Company does  not  have  any  patents,   copyrights,  service  marks,
trademarks or trade secrets associated with the following modules, except as noted):

FusionPak Instant Communication System
--------------------------------------

The Y3K Instant Communication System (ICS) is primarily a business communication tool that delivers on the promise for fast, intuitive, secure web-based communications. The system is designed for small businesses to large enterprise, worldwide, web-based communications. It provides totally secure communications within the business enterprise itself, and allows for communication between the business entity and its customers. This business-to-customer and/or business-to-business vehicle provides an easy-to-use format for ongoing, frequent communication. The system facilitates real-time, strategic, customer sales follow-up and customer service communications. ICS can navigate multiple firewalls. It also delivers text-based real-time conversation, simplified document transfer and delivery, and web page content automatically to the recipient's computer desktop.

While designed primarily to meet business communication needs and organized in the way real businesses actually work, the ICS system is ideally suited to provide communications in any virtual community setting, from a single business unit, to special industry groups, sales organizations, political organizing
groups  and  campaigns,  to  schools  and  universities.   Karunga  Technologies
Corporation developed ICS and they have obtained a state of Utah regulation Trademark.

FusionPak MarketPortal
----------------------

MarketPortal is a technology package that allows businesses to quickly create and customize their own products and services for traditional and e-Business applications. An integral element of MarketPortal is the ability for the licensee to easily administer the input and management features of the system, including look and feel.

The broad-based application of MarketPortal makes it a valuable tool for conducting business anywhere in the supply chain, showcasing merchandise for offline and online merchants and manufacturers, or managing many other types of data. Fusion Pak's flexible administration interface and fully threaded database scripting engine allows the administrator total flexibility and control for inputting and managing any type of online or offline catalogue, products, or services.

FusionPak CommerceManager
-------------------------

CommerceManager is a powerful tool-set of Internet and wireless Internet applications that enables web developers and graphic designers to rapidly construct highly secure and scaleable commerce websites. More than just a development tool, CommerceManager enables the non-technical business manager to manage products, product descriptions, images, inventory, pricing, shipping and more through a hosted easy-to-use web-based administration system.

Use CommerceManager as a toolbox to incorporate Internet commerce features into your website such as automated and fully-customizable storefront setup, product management tools, order management tools, shipping and tracking support powerful reporting, and marketing management tools.

FusionPak Automated Tracking Program
------------------------------------

The software creates an "affiliate network", where the "provider" matches up "merchants" with "affiliates". The affiliates direct business to merchants in return for a commission (a "referral fee") for resulting sales or leads. Also, the provider typically charges a fee to the merchants for administering this network and/or for providing additional services. The Licensed Program is designed to track and report activity throughout an affiliate network.

Our primary revenue model consists of a global value added reseller network where our products are distributed as packages with telecommunication and financial services. We currently license FusionPak as follows:

|X| Enterprise Server Licenses -Average sale: $85,000 per module / $255,000 for the entire software package
|X| Per Use Licenses - $10,000 per store module,
|X| Individual ICS  - Average individual sale $2,000

A master resellers license allows a company to resell Y3K products for a commission and also to sign up more resellers underneath them as selling agents.

An enterprise Server License allows a company to use the software package they purchase.

All Y3K products, MarketPortal, CommerceManager, AffiliateTracker, and Y3K ICS, are fully developed, operational and available for purchase.

Y3K, Inc. has entered into two agreements with Karunga Technologies Corporation; a Software Development Agreement and a Software License and Joint Marketing Agreement. Karunga is the developer of the Y3K ICS, a high speed, efficient, peer to peer web based communication platform. The agreements confirm a non-exclusive licensing agreement for two years with provisions to structure a merge or acquisition purchase in which the two companies would operate as one, commencing on October 30, 2001. As of October 2002 we are seeking board approval for contacts tendered for 100% ownership of the software plus assumption of a Karunga liability to one of Karunga's shareholders. We expect to have the transaction consummated in the 2nd quarter of the Company's fiscal year. With these contracts in place it essentially gives YTHK and Karunga the ability to complete the acquisition of Karunga by YTHK.

Y3K, Inc. has entered into two Agreements with Market Matrix, Inc., the developer of Commerce Manager; a Strategic Alliance Agreement and a Licensing Agreement. We have rights in perpetuity in a non-exclusive agreement to license and brand the Commerce Manager software. Market Matrix is a software development company and has developed Internet commerce software. The Agreement calls for the mutual marketing of their Commerce Manager and our Market Portal and the integration of the two products.


Competition
-----------

     MarketPortal -
     ------------

The market for tools with which to manage data is somewhat less defined than the IM market, but no less real. Corporate survival today often depends on having a database infrastructure that effectively allows for optimum use of their data. To prosper, e-commerce companies must convert this basic business need into processes that are sufficiently automated to allow maximum efficiency.

Given the high cost of skilled IT workers and cost pressures throughout every industry, tools such as MarketPortal that provide this combination of effectiveness and efficiency are in demand. MarketPortal helps to minimize staffing and maximize systems self-management, and therefore, will prevail in the marketplace.

Some of the key competitive factors for success in this market segment are: |X| Value - Performance capabilities at the right price |X| Ease of integration with existing infrastructure systems |X| Customization through additional modules |X| Ease of use and maintenance |X| Scalability to manage foreseeable growth

Although competition is fierce in virtually every market segment today, MarketPortal fits the needs of a large number of companies who need to upgrade from desktop applications or other smaller programs to a more customizable and scalable system.

Portal Products:
----------------

1)       Oracle 9iAS Portal - $100,000
2)       BowStreet - Business Web Portal Solutions - starts at $300,000
                     -----------------------------
3)       Castell Frameworks(TM)
4)       Gauss - VIP Portal Manager

5)       IBM - WebSphere Portal Server $272,000
6)       BEA - WebLogic Portal

         CommerceManager -

Commerce Servers - Crowded Space:
Current Analysis  estimated that over 100 companies  provide  commerce  servers.
However, nearly all of these companies are loyal to a non-ColdFusion(TM) application server. The majority of companies that offer an application server also offer a commerce server. Largely, these companies are attempting to offer application servers, packaged applications, and visual tools. Bundled together, the majority of solutions cost well-over $500,000. These prices are too high for the medium sized businesses. Furthermore, the solutions provided are too labor intensive for any other than Fortune 100 companies to maintain.

|X|      Blue Martini Customer Interaction System
|X|      BroadVision Retail Commerce Suite
|X|      IBM Websphere Commerce Suite
|X|      iPlanet Commerce Application Suite
|X|      Microsoft Commerce Server 2000
|X|      Oracle Procure-to-Pay - $235,000

     Y3K ICS -
     -------
Competition in the consumer IM market is fierce. Dominated by large players such as Yahoo, AOL, and Microsoft, the consumer market is not an Y3K focus. However, the competition in the consumer market clearly demonstrates the acceptance of and need for this type of communication vehicle - for both the consumer market and other markets as well.

We are taking advantage of this market demand by pursuing specific niches that do not lend themselves to today's large consumer-based systems. According to ZDNet on November 29, 2000, "Yahoo is the first of the major consumer IM companies to talk publicly about developing a separate corporate client. Currently, corporate IM use is mainly limited to ad hoc groups of users who have downloaded one of the consumer clients."

Y3K ICS provides specific advantages that these large systems do not, for example, private-labelling or co-branding and enhanced security. This makes marketability of a competitive product such as ICS viable, particularly when the provider is partnered with a significant development team. Market niches that will be the primary focus of our efforts include:

|X| Educational institutions, specifically primary and secondary schools. |X| Corporate Intranets that need enhanced security to keep communication within the company's firewalls.
|X| Private-labeled   Internet   applications,   such  as  customer
    relations interfaces between businesses and their clients, affinity groups such as airline and rental car companies, or catalogue sales operations.
|X| Private-labeled  IM  applications  for  large,  mid  and  small
    Internet  service  providers and search engines.  With over 10,000 ISPs
    and  search   engines,   this  market   provides  an  enormous   global
    opportunity.

IM Competition for ICS:

1.       Jabber IM
2.       Lotus Sametime
3.       Microsoft Office XP
4.       NetLert IM
5.       2WAY Interactive MessagingTM
6.       Bantu Messenger
7.       Ikimbo Omniprise(TM)

A.       AffiliateTracker -
--       ----------------

         Affiliate Program Competition for AffiliateTracker:

1.       Linkshare
2.       B Central
3.       my affiliate program
4.       AffiliateShop.Com
5.       The Internet Marketing Center - AssocTrak
6.       QuickPayPro.com
7.       ReferralSoftware.com


Employees
---------

We currently have four full-time employees. Our president, Mr. King Cole, and our VP/secretary, James Stephens, provide their services on a full-time basis. We also have a full time office manager and receptionist. Our other directors and officers provide their services to us on a part-time basis. We entered into employment agreements as of July 1, 2001 with Mr. Cole and Mr. Stephens which provided for monthly remuneration during the year ended June 30, 2002 for $5,000 per month, to be paid as funds were available. We were only able to pay a portion of those wages pertaining to the current fiscal year ended June 30, 2002, in the amounts of $22,000 each to Mr. Cole and Mr. Stephens. We have expensed the balance of unpaid wages ($38,000 each) and credited additional paid in capital. The agreements provided that no accumulation of unpaid wages would inure for the benefit of these officers. Effective July 1, 2002, each of the above officers agreed to reduce their monthly remuneration to $4,000 per month, with the caveat that any future unpaid wages would accumulate and become a Company liability until paid. We have no agreement with our directors regarding compensation for their services. Mr. Leon Caldwell is our Treasurer and provides his services on an as needed basis. Mr. Caldwell has no written employment agreement with us. We do not pay our directors any compensation for serving as directors. MANAGEMENT COMPENSATION. The following table sets forth the annualized base salary for our most recent fiscal year that indicates the compensation for our officers and directors exceeding $100,000 on an annualized basis. We reimburse our officers and directors for any reasonable out-of-pocket expenses incurred on our behalf.

                         SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until December 31, 2001. Annual
Compensation is based on fiscal year's ending June 30, xxxx of the year indicated, except the Year 2001 which is reported for the six months ended December 31, 2001.

                          Annual Compensation                         Long Term Compensation (1)
                                                                                                                All Other
                                                   Other Annual       Restricted Stock Options/   LTIP          Compensation
                                                                                                                ------------
Name          Title       Year     Salary   Bonus  Compensation       Awarded          SARs (#)   payouts ($)   Paid (Draws)
----          -----       ----     ------   -----  ------------       -------          --------   -----------   ------------
King Cole     President   2001     $0       0      0                  0                0          0             0
                          2000     $0       0      0                  0                0          0             $17,500
                          1999     $0       0      0                  3,500,000        0          0             0

James         Secretary   2001     $0       0      0                  0                0          0             0
Stephens      and         2000     $0       0      0                  0                0          0             $5,500
              Director    1999     $0       0      0                  2,750,000        0          0             0

Leon          Treasurer   2001     $0       0      0                  0                0          0             0
Caldwell (2)              2000     $0       0      0                  0                0          0             0
                          1999     $0       0      $0                 750,000          0          0             0


(1)  These  options  vest at the rate of  1/36th  per  month  commencing
     January 2001. Vesting will continue as long as each individual retains an active role in the Company. Upon termination, voluntary or involuntary, vesting will cease effective the month of termination.
(2) Mr. Caldwell has no direct ownership in any shares or in any options. All shares are available to Equity Holdings and Investment, Ltd, a family limited partnership, in which Mr. Caldwell wife has a beneficial ownership of 60% of vested options and Mr. Caldwell's children have the remaining beneficial interest in vested options.

       The Company has an incentive stock option plan, which includes substantially all employees. A total of 14,024,489 shares of common stock are subject to the plan. Under the plan, non-statutory stock options and stock purchase rights may be granted to service providers, however, incentive stock options may only be granted to employees. The term of each option will be for no more than ten years from the date of the grant unless an optionee owns stock representing more than 10% of the voting power of the Company, in which case the term will be for five years from the date of the grant. The per share exercise price shall be determined by the administrator of the plan, but in no case shall it be less than fair market value.



RISK FACTORS
------------

THE COMPANY HAS A LIMITED OPERATING HISTORY AND HAS NOT BEEN PROFITABLE.

Although the Company was founded in 1999, its business plan is presently being restructured and redeveloped. The Company has changed its focus from mineral property exploration to computer software development and marketing. From our inception on March 4, 1999 to June 30, 2001, Y3k, Inc., has incurred losses of $2,768,560 and on a pro-forma consolidated basis, as of June 30, 2001 and December 31, 2001 we have incurred losses totalling $2,791,823 and $3,066,616, respectively. The Company's and Y3K's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development. Such risks include, but are not limited to, an evolving and unproven business model and the management of growth. To date, neither the Company nor Y3K have been profitable.

The Company has incurred losses in its business operations since inception, and the Company expects that it will continue to lose money for the foreseeable future despite its new business focus. The Company intends to devote substantial resources to the further development of Y3K's business. As a result, the Company will need to generate significant revenues to achieve and maintain profitability. The Company's business strategy may not be successful, and the Company cannot predict when, or if, it will become profitable.

If the Company achieves profitability, it may not be able to sustain it.

THE COMPANY MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO SUCCESSFULLY COMPETE IN THE COMPUTER SOFTWARE INDUSTRY.

The computer software industry is intensively competitive. The Company, through its acquisition of Y3K, will compete with many companies that have an operating history, and greater financial resources, management experience and market share. There can be no assurance that the Company will be able to compete or capture adequate market share. The Company will not be profitable if it cannot compete successfully with other businesses.

YTHK is in the process of executing a plan to overcome the company's financial
difficulties.   The plan is as follows:
1.       Pursue sales on these levels
         a.       In house sales force
         b.       Building an outside VAR network
         c.       Selling through our channel market partners
2.       Pursue Financing through public sources
3.       Pursue financing through private placement
4.       Pursue technology/integration work contracts

We believe that this plan will help bring in a combination of financing and revenue that will sustain the company and allow it to grow.


WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our Independent Auditor's report to Y3K, Inc.'s audited financial statements for the period ended June 30, 2001 indicates that there is substantial doubt about our ability to continue as a going concern. We will need additional working capital for our business plan to be successful and to service our current debt. If we are not able to continue as a going concern, it is likely that shareholders will lose their investments.


THE COMPUTER SOFTWARE BUSINESS IS HIGHLY TECHNICAL AND THE COMPANY'S FAILURE TO OFFER NEW PRODUCTS TO THE MARKET MAY HARM ITS BUSINESS.

The Company will operate in a highly technical industry, which is characterized by frequent introductions of new products and services into the market. The Company's success will depend, in part, on Y3K's ability to offer new software products and to provide necessary support to customers.

YTHK is currently working on upgrades to our products. In particular, we are developing new protocols to include in the Y3K ICS. We are also working on the complete integration of our products into the newest FusionPak version. We support our products via telephone and Internet communication. YTHK is actively engaged in negotiations to contract a support call center for extended support hours. We are not at this time developing different and brand new products, as we believe that there is still a lot of potential in further upgrades to our current product line.


THE COMPANY MAY HAVE DIFFICULTY RAISING ADDITIONAL CAPITAL.

The Company and Y3K currently have negligible unallocated working capital. In order for its business plan to succeed, the Company must raise additional financing through the sale of its equity. The Company's current plan of operations calls for expenditures totalling $2,564,000 during the next 12 months in connection with proposed marketing campaigns, the purchase and lease of equipment and administrative costs. While the Company can maintain its present operations for approximately $750,000 per year, this amount would not permit it to further its potential business growth.

There is no assurance that the Company will be able to raise equity capital in an amount which is sufficient to continue operations. The Company does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of the Company's common stock or preferred stock on terms that have not yet been established.

THE COMPANY MAY ENCOUNTER RISKS ASSOCIATED WITH RAPID GROWTH.

The Company may encounter a period of rapid growth as it attempts to expand its business in the United States computer software market and potentially acquire interests in other high-technology companies with compatible products and services. In such circumstances, the Company would have to address possible strains that an increase in products, staff and operations may place upon its management and operational resources. The Company's ability to manage growth effectively will require the Company to integrate successfully Y3K's business and administrative operations into one dynamic management structure.

The Company's growth will be impeded if it is unable to raise sufficient capital, estimated to be $2,564,000, in order fund its business plan. However, the Company cannot assure investors that adequate revenues will be generated. In the absence of projected revenues, the Company may be unable to proceed with its plan of operation. Even without significant revenues within the next twelve months, the Company still anticipates being able to continue with our present activities, but it will require financing to potentially achieve its goal of profit, revenue and growth.

IT IS UNLIKELY THAT THE COMPANY PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

No dividends on the Company's common stock have been declared or paid to date. The Company does not presently intend to pay dividends on shares for the foreseeable future, but intends to retain all earnings, if any, for use in the Company's business. There can be no assurance that dividends will ever be paid on the common stock of the Company.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

No court or governmental agency has assumed jurisdiction over any substantial part of the Company's business or assets.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company is retaining its certifying accountants.

ITEM 5. OTHER EVENTS

None.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors have resigned due to a disagreement with the Company since the date of the last annual meeting of shareholders.

ITEM 7. FINANCIAL STATEMENTS

The audited financial statements of Y3K for the fiscal years ended June 30, 2001 and June 30, 2000 are filed herewith along with pro forma financial statements for the period ended December 31, 2001

ITEM 8. CHANGE IN FISCAL YEAR

There has been no change in the Company's fiscal year.


                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)


                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  JUNE 30, 2001
                            (Stated in U.S. Dollars)

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

            AS AT JUNE 30, 2001, AND FOR THE YEAR ENDED JUNE 30, 2001
                            (Stated in U.S. Dollars)



The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes give effect to the acquisition of Y3K Incorporated by Zeballos Mining Company. Since the
transaction resulted in the former shareholders of Y3K Incorporated owning the majority of the issued shares of Zeballos Mining Company, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Y3K Incorporated of the net assets and liabilities of Zeballos Mining Company.

The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Zeballos Mining Company and Y3K Incorporated and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statement of operations has been prepared as if the acquisition had been consummated on July 1, 2000 under the purchase method of accounting and carried through to June 30, 2001. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on June 30, 2001.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2001
                            (Stated in U.S. Dollars)


----------------------------------------------------------------------------------------------------------------------
                                               ZEBALLOS
                                                MINING               Y3K             PRO-FORMA
                                                COMPANY         INCORPORATED        ADJUSTMENT         PRO-FORMA
----------------------------------------------------------------------------------------------------------------------
ASSETS

                 Current
     Cash                                   $         235    $          1,626     $        -       $          1,861

Property And Equipment                               -                 14,242              -                 14,242
                                            --------------------------------------------------------------------------

                                            $         235    $         15,868     $        -       $         16,103
======================================================================================================================


LIABILITIES

                 Current
     Accounts payable                       $      23,498    $        547,898     $        -       $        571,396
                                            -------------------------------------------------------------------------

SHAREHOLDERS' DEFICIENCY

Share Capital                                      27,689           2,236,530           (27,689)          2,236,530

        Additional Paid-In Capital                 11,101              -                (11,101)             -

Deficit                                           (62,053)         (2,768,560)           51,236          (2,791,823)
                                                                                        (12,446)
                                            -------------------------------------------------------------------------
                                                  (23,263)           (532,030)             -               (555,293)
                                            -------------------------------------------------------------------------

                                            $         235    $         15,868     $        -       $         16,103
======================================================================================================================

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 2001
                            (Stated in U.S. Dollars)


--------------------------------------------------------------------------------------------------------------------
                                              ZEBALLOS
                                              MINING              Y3K             PRO-FORMA
                                              COMPANY        INCORPORATED         ADJUSTMENT          PRO-FORMA
--------------------------------------------------------------------------------------------------------------------
                 Revenue                   $       -      $         98,249     $        -        $          98,249

                Expenses                         10,817          1,169,421              -                1,180,238
                                           ------------------------------------------------------------------------


Net Loss                                   $     10,817   $      1,071,172     $        -        $       1,081,989
===================================================================================================================


           Net Loss Per Share                                                                    $           0.04
===================================================================================================================


Weighted Average Number Of Common Shares
  Outstanding                                                                                           28,163,500
===================================================================================================================

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

        NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA
          BALANCE SHEET AND PRO-FORMA STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 2001
                            (Stated in U.S. Dollars)



1.   ORGANIZATION AND BASIS OF PRESENTATION

     The unaudited pro-forma consolidated balance sheet and consolidated statement of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of Zeballos Mining Company for the year ended June 30, 2001, and of Y3K Incorporated for the year ended June 30, 2001 considering the effects of the reverse take-over transaction as if the transaction was completed effective July 1, 2000 in the case of the pro-forma consolidated statement of operations, and effective June 30, 2001 in the case of the pro-forma consolidated balance sheet.


2.   ASSUMPTION

     The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transaction referred to above been consummated July 1, 2000.


3.   PRO-FORMA ADJUSTMENT

     Record the reverse take-over transaction

                                Y3K INCORPORATED
                          (A Development Stage Company)


FINANCIAL STATEMENTS


                             JUNE 30, 2001 AND 2000

[MORGAN & COMPANY CHARTERED ACCOUNTANTS LOGO]



                                AUDITORS' REPORT




To the Shareholders and Directors
Y3K Incorporated
(A Development Stage Company)


We have audited the balance sheets of Y3K Incorporated (a development stage company) as at June 30, 2001 and 2000, and the statements of operations, cash flows, and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

--------------------------------------------------------------------------------
In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001 and 2000, and the results of its operations and cash flows for the years then ended in accordance with United States generally accepted accounting principles.
--------------------------------------------------------------------------------

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.   "Morgan & Company"

March 14, 2002                                             Chartered Accountants

                                Y3K INCORPORATED
                          (A Development Stage Company)

BALANCE SHEETS

----------------------------------------------------------------------------------------------------------------------
                                                                                               JUNE 30
                                                                                        2001               2000
----------------------------------------------------------------------------------------------------------------------
                                   ASSETS
Current
     Cash                                                                      $           1,626   $        127,469
     Certificate of deposit                                                                    -             69,410
     Accounts receivable                                                                       -              4,487
     Prepaid expenses                                                                          -             37,793
     Notes receivable                                                                          -             48,000
                                                                               ---------------------------------------
                                                                                           1,626            287,159
                                                                               ---------------------------------------

Property And Equipment, net                                                               14,242            108,807
                                                                               ---------------------------------------

Other Assets
     Intangible assets, net                                                               -                   7,292
     Deposits                                                                             -                   9,824
     Investment, at cost                                                                  -                  25,000
                                                                               ---------------------------------------
                                                                                          -                  42,116
                                                                               ---------------------------------------

                                                                               $          15,868   $        438,082
======================================================================================================================

LIABILITIES
Current
     Accounts payable and accrued liabilities                                  $         279,195   $        118,806
     Loan payable                                                                        147,138             -
     Current portion of capital lease obligations                                        121,565             24,500
                                                                               ---------------------------------------
                                                                                         547,898            143,306
Capital Lease Obligations, net of current portion shown above                             -                  61,581
                                                                               ---------------------------------------
                                                                                         547,898            204,887
                                                                               ---------------------------------------
Commitments And Contingencies (Notes 5, 6, 7, and 12)

STOCKHOLDERS' EQUITY (DEFICIENCY)

Share Capital
     Authorized
         200,000,000 common shares, par value of $0.001 per share
         100,000,000 Series A preferred shares, no par value

     Issued and outstanding
          12,789,792 common shares at June 30, 2001 and
          16,500,000 common shares at June 30, 2000                                        1,279              1,650
           5,291,582 Series A preferred shares at June 30, 2001 and
           4,822,333 Series A preferred shares at June 30, 2000                        2,116,633          1,928,933

     Additional paid-in capital                                                          118,618                  -

Deficit Accumulated During The Development Stage                                      (2,768,560)        (1,697,388)
                                                                               --------------------------------------
                                                                                        (532,030)           233,195
                                                                               --------------------------------------

                                                                               $          15,868   $        438,082
======================================================================================================================

                                Y3K INCORPORATED
                          (A Development Stage Company)

STATEMENTS OF OPERATIONS


--------------------------------------------------------------------------------------------------------------------
                                                                                                     INCEPTION
                                                                                                      MARCH 19
                                                             YEARS ENDED                              1999 TO
                                                                        JUNE 30                       JUNE 30
                                                               2001                2000                 2001
--------------------------------------------------------------------------------------------------------------------
Revenues                                                $           98,249  $           28,477   $        134,694
                                                        ------------------------------------------------------------

Expenses
     Consulting services                                           304,879             491,944            796,823
     Salaries, wages and benefits                                  223,814             353,302            577,116
     Database design                                                16,112             203,526            219,638
     Professional fees                                              25,680             128,351            154,031
     Technical services                                             45,000             104,522            149,522
     Travel and entertainment                                       47,271              94,828            142,099
     Rent                                                          152,867              64,702            217,569
     Office supplies                                                10,080              42,963             53,043
     Computer supplies                                               2,294              41,332             43,626
     Telephone                                                      26,479              30,506             59,985
     Professional development                                      -                    29,068             29,068
     Advertising and promotion                                       1,109              28,629             29,738
     Printing and reproduction                                      12,555              19,275             31,830
     Miscellaneous                                                   4,646              15,145             19,791
     Depreciation and amortization                                  14,845              14,425             29,270
     Insurance                                                      24,929              11,598             36,527
     Taxes and licenses                                              6,936               6,512             13,448
     Dues, subscriptions and publications                            4,681               7,425             12,106
     Equipment rental and repair                                       387               3,426              3,813
     Postage and delivery                                            1,423               2,020              3,443
     Write off leasehold improvements                               14,881                   -             14,881
     Write off notes receivable                                     48,000                   -             48,000
     Write off Investment                                           25,000                   -             25,000
     Loss from default under equipment leases                      142,955                   -            142,955
                                                        ------------------------------------------------------------
                                                                 1,156,823           1,693,499          2,850,322
                                                        ------------------------------------------------------------

Operating Loss                                                  (1,058,574)         (1,665,022)        (2,715,628)
                                                        ------------------------------------------------------------

Other Income (Expense)
     Interest expense                                              (16,061)            (47,755)           (63,816)
     Interest income                                                 3,463               7,421             10,684
                                                        ------------------------------------------------------------
                                                                   (12,598)            (40,334)           (52,932)
                                                        ------------------------------------------------------------

Net Loss For The Year                                   $       (1,071,172) $       (1,705,356)  $     (2,768,560)
====================================================================================================================

Net Loss Per Share                                      $            (0.02  $          (0.06)
================================================================================================

Weighted Average Number Of Common Shares Outstanding
                                                                40,788,500          27,688,500
================================================================================================

                                Y3K INCORPORATED
                          (A Development Stage Company)

STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------------
                                                                                                              INCEPTION
                                                                                                              MARCH 19
                                                                                YEARS ENDED                    1999 TO
                                                                                 JUNE 30                       JUNE 30
                                                                         2001                2000               2001
----------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net loss for the year                                        $      (1,071,172)  $     (1,705,356)   $     (2,768,560)

Adjustments To Reconcile Net Income To Net Cash From Operating
  Activities
     Depreciation and amortization                                           14,845             14,425              29,270
     Write off leasehold improvements                                        14,881                  -              14,881
     Write off notes receivable                                              48,000                  -              48,000
     Write off investment                                                    25,000                  -              25,000
     Loss from default under equipment leases                               142,955                  -             142,955
     Stock issued for other than cash                                       118,127                  -             118,127

     Change in assets and liabilities:
         Accounts receivable                                                  4,487             (4,487)             -
         Prepaid expenses                                                    37,793            (37,793)             -
         Deposits                                                             9,824             (9,824)             -
         Accounts payable and accrued liabilities                           160,389            118,806             279,195
                                                                  ----------------------------------------------------------
                                                                           (494,871)        (1,624,229)         (2,111,132)
                                                                  ----------------------------------------------------------

Cash Flows From Investing Activities
     Purchase (Redemption) of certificate of deposit                         69,410            (69,410)                  -
     Purchase of intangible asset                                                 -                  -             (10,000)
     Purchase of equipment and property                                     (22,491)           (26,202)            (48,693)
     Advances on notes receivable                                                 -            (40,000)            (48,000)
     Investment in Humanicom, Inc.                                                -            (25,000)            (25,000)
                                                                  ---------------------------------------------------------
                                                                             46,919           (160,612)           (131,693)
                                                                  ---------------------------------------------------------

Cash Flows From Financing Activities
     Loan payable                                                           147,138                  -              147,138
     Principal payments on capital lease obligations                        (12,729)            (8,241)            (20,970)
     Issuance of common stock                                                     -              1,650                1,650
     Issuance of preferred stock                                            187,700                  -              187,700
     Proceeds from issuance of convertible debt                                   -           1,917,933           1,928,933
                                                                  ---------------------------------------------------------
                                                                            322,109          1,911,342           2,244,451
                                                                  ---------------------------------------------------------

Net Increase (Decrease) In Cash And Cash Equivalents                       (125,843)           126,501               1,626

Cash And Cash Equivalents, Beginning Of Year                                127,469                968                   -
                                                                  ---------------------------------------------------------

Cash And Cash Equivalents, End Of Year                            $           1,626   $        127,469    $          1,626
===========================================================================================================================

                                Y3K INCORPORATED
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                             JUNE 30, 2001 AND 2000



                                        COMMON STOCK              PREFERRED STOCK                           DEFICIT
                                    -----------------------------------------------------                 ACCUMULATED
                                         NUMBER                   NUMBER                   ADDITIONAL     DURING THE
                                          OF                        OF                      PAID-IN       DEVELOPMENT
                                        SHARES      AMOUNT        SHARES      AMOUNT        CAPITAL          STAGE         TOTAL
                                   -----------------------------------------------------------------------------------------------
Net income                               -        $       -           -       $       -    $       -      $    7,968      $ 7,968
                                   -----------------------------------------------------------------------------------------------
Balance, June 30, 1999                   -                -           -               -            -           7,968        7,968

Issue of common stock for cash       16,500,000         1,650         -               -            -               -        1,650
Issue of Series A preferred
 stock on conversion of
 promissory notes (Note 8)               -                -       4,822,333     1,928,933          -               -     1,928,933
Net loss                                 -                -           -               -            -        (1,705,356) (1,705,356)
                                   -----------------------------------------------------------------------------------------------

Balance, June 30, 2000               16,500,000         1,650     4,822,333     1,928,933          -        (1,697,388)    233,195

Common stock cancelled               (6,375,000)         (637)        -               -          637               -             -
Issue of common stock for
services (Note 8)                     2,664,792           266         -               -      117,981               -       118,247
Issue of Series A preferred
stock for cash                                -             -       469,249       187,700          -               -       187,700
Net loss                                      -             -         -               -            -        (1,071,172) (1,071,172)
                                   -----------------------------------------------------------------------------------------------

Balance, June 30, 2001               12,789,792    $    1,279      5,291,582  $ 2,116,633   $118,618      $ (2,768,560)  $(532,030)
                                   ================================================================================================

                                Y3K INCORPORATED
                          (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



1.   OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Operations

     Y3K Incorporated (the "Company") is a business service provider that offers, owns and maintains interactive online business services, internet based technologies for creating and conducting international business to business services, and search and navigational tools enabling users to query and otherwise utilize the internet.

     Going Concern

     The Company will need additional working capital to be successful in its planned activity and to service its current debt for the coming year and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding and long term financing.

     Property and Equipment

     The cost of property and equipment is depreciated using the straight-line method over the estimated useful lives of the assets, which is three years. Depreciation is $7,552 for the year ended June 30, 2001 (2000 - $11,718). The Company leases equipment that is capitalized. All leases are accounted for in accordance with Financial Accounting Board Statement No. 13 - Accounting for Leases. Amortization expense related to capitalized leases is included with depreciation expense.

     Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Income Tax

     Income taxes are accounted for using an asset and liability approach, which requires the recognition of deferred tax liabilities and assets for the expected future consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Generally accepted accounting principles require a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

     All software development costs are expensed as incurred. Capitalization of software development costs begins upon the establishment of the Company's ability to provide a product that is readily marketable. Amortization of capitalized software development costs are provided on a product-by-product basis using the straight line method over each product's estimated economic life, which ranges from two to five years.

                                Y3K INCORPORATED
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



1.   OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Software Development Costs

     Software development costs also include capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. The Company did not complete the development of the website and the initial implementation costs were expensed in fiscal 2000.

     Revenue Recognition

     The Company recognizes revenue and the related costs of sales as products are shipped and title is passed to the customer. The Company provides warranty on product sales for a period of one year. This includes updates and entitles the user to replacement software, if needed, at 20% of the original sales price. After one year, customers can opt for an ongoing maintenance program entitling them to any product upgrades at 20% on the current purchase price.

     For extended warranty and continued product update services, revenue is recognized over the term of the maintenance agreement. The subscription period can be no less than quarterly. Revenue related to the services is deferred and recognized as the services are performed in accordance with Statement of Position 97-2 - "Software Revenue Recognition" and related interpretations.

     Sales are comprised of gross revenues less provisions for estimated customer returns and other sales allowances. Customer returns are only available within 30 days of the sale and only in the event that the software does not perform as described by the Company. Such return policy will require the customer to write to the Company with the specifics of their claim that the software does not deliver as promised. The related reserve for these provisions are included in "Accounts Receivable, net" in the accompanying consolidated statements of operations. Provisions for estimated returns and sales allowances are established by the Company concurrently with the recognition of revenue and are based on a variety of factors including actual return and sale allowance history and projected economic conditions. The Company has not incurred any significant amount of returns or sales allowances in fiscal 2002, 2001 or 2000. All amounts billed to customers related to shipping and handling are included in revenue. All costs associated with shipping and handling are recognized in cost of sales.

                                Y3K INCORPORATED
                          (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



1.   OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Revenue Recognition (Continued)

     Effective October 2000, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101 - "Revenue Recognition", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Company believes our revenue recognition practices are in conformity with the guidelines prescribed in SAB No. 101. There was no effect on the consolidated financial statements related to the adoption of SAB No. 101.

     Product Warranty

     The Company records product warranty costs in the period in which the work is performed as a cost of sale.

     Net Loss Per Share

     Basic loss per share is calculated on the basis of the weighted average number of common shares outstanding. Diluted loss per share is calculated in the same manner as basic loss per share amounts, except for the effect of the potentially issuable shares resulting from the exercise of outstanding stock options. However, diluted loss per share is the same as basic loss per share as the inclusion of the potentially issuable shares is anti-dilutive.

     Use of Estimates

     Management makes estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist of trade accounts receivables. The Company provides credit in the normal course of business to individuals and businesses and generally does not require collateral or other security.

     Management does not anticipate any material adverse effect on the Company's financial position as a result of these credit risks.

                                Y3K INCORPORATED
                          (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



2.   CERTIFICATE OF DEPOSIT

As at June 30, 2000, the Company owns a $69,410 certificate of deposit, held as collateral for a letter of credit accommodation (see Note 6).


3.   NOTES RECEIVABLE

Notes receivable at June 30, 2001 and 2000 consist of the following:


                                                                                            2001         2000
                                                                                         --------------------------

    Note receivable from a stockholder/officer, due in full on June 1, 2001, including
      accrued interest of 7%, unsecured                                                  $     -     $       5,000

    Note receivable from an officer, due in full on May 12, 2001, including accrued
      interest at 7.5%, secured by equity securities                                           -            40,000

    Note receivable from a stockholder, due June 1, 2001, including accrued interest
      at 7%, unsecured                                                                         -             3,000
                                                                                         --------------------------

                                                                                         $     -     $      48,000
                                                                                         ==========================


The notes receivables were written off as uncollectible during the year ended June 30, 2001.


4.   INVESTMENT

During the year ended June 30, 2000, the Company purchased 10,000 common shares of Humanicom, Inc., a company incorporated in Nevada. The investment was written off as the company ceased operations.


5.   LOAN PAYABLE

The loan is unsecured, payable on demand, with interest at 10% per annum.


6.   LETTER OF CREDIT

At June 30, 2000, the Company was continently liable under a $69,410 irrevocable standby letter of credit, issued to Horizon Holdings II, LLC, expiring on March 31, 2001. The letter of credit can automatically renew annually at reduced accommodation levels and is collaterialized by a certificate of deposit (see
Note 2).

                                Y3K INCORPORATED
                          (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2001 AND 2000



7.   CAPITAL LEASE OBLIGATIONS

During the year ended June 30, 2000, the Company leased computer equipment under capital leases with monthly payments to total $4,182 through February and March 2003.

     Minimum required lease payments under these capital leases together with the present value of the net minimum lease payments were as follows:

    2001                                          $      50,184
    2002                                                 50,184
    2003                                                 33,458
                                                   ----------------

    Total minimum payments required                     133,826
    Less:  Amount representing interest                  47,745
                                                   ----------------

    Present value of net minimum lease payment           86,081
    Less:  Current portion                               24,500
                                                   ----------------

                                                  $      61,581
                                                   ================

During the year ended June 30, 2001, the Company defaulted under its obligations and the leased property was repossessed. The lessor has obtained a judgement in the amount of $121,565 which has been recorded in full in the accounts.


8.   SHARE CAPITAL

     a)  During the year ended  June 30,  2001,  the  Company  issued  2,664,792 common shares at a fair value of $118,247 in consideration of consulting services provided to the Company by arm's length parties.

     b) During the year ended June 30, 2000, the Company issued 4,822,333 Series A preferred shares on the conversion of 6% promissory notes convertible into Series A preferred shares at a fixed rate of $0.40 per share. The holders of the promissory notes all dealt at arm's length with the Company.

                                Y3K INCORPORATED
                          (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2001 AND 2000



9.     LEASE COMMITMENTS

       The Company leased office space under a non-cancellable operating lease which expires in February 2003, and office space under leases which expire in March and June 2005. Future minimum lease payments for these obligations are:

               2002           $     210,153
               2003           $     208,833
               2004           $     206,193
               2005           $     171,488

       Lease expense charged to operations is $152,867 for the year ended June 30, 2001 (2000 - $67,717).


10.    SUPPLEMENTAL CASH FLOW DISCLOSURES

       Non-cash investing and financing activities consisted of:

                                                                                         2001           2000
                                                                                      -----------------------------
      Purchase of computer equipment financed with capital lease obligations          $     -     $        94,322
      Conversion of convertible debt to preferred stock                               $     -     $     1,928,933



       Cash paid for interest was $16,061 for the year ended June 30, 2001 (2000 - $8,692).

11.    RELATED PARTY TRANSACTIONS

       Consulting Fees

       The Company has consulting agreements with three stockholders/officers. Consulting fees paid to these stockholders/officers for the year ended June 30, 2001 totaled $87,425 (2000 - $73,921).

       Legal Fees

       Legal fees of $0 were paid to the Company's chief legal counsel who is also a stockholder during the year ended June 30, 2001 (2000 - $31,351).

       Web Development Costs

       A company primarily owned by one of the stockholders was paid $0 for web development costs during the year ended June 30, 2001 (2000 - $10,000).

                                Y3K INCORPORATED
                          (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



12.    INCOME TAXES

       The   provision  for  deferred   income  taxes  results  from   temporary
       differences between financial statement and taxable income. Deferred taxes are classified as current or non-current based on the expected period of realization. The nature and components of temporary differences are as follows:

       Non-Current deferred tax assets
           Net operating losses carried forward               $      416,479
           Less:  Valuation allowance                               (416,479)
                                                             -----------------

                                                              $        -
                                                             =================

       The NOL carryforward of $2,776,528 expires beginning in 2020. Because of the inherent uncertainty of the Company generating sufficient taxable income prior to the expiration of the loss carryforward, a valuation allowance has been provided for the entire deferred tax asset.


13.    STOCK BASED COMPENSATION

       The Company has an incentive stock option plan, which includes substantially all employees. A total of 14,024,489 shares of common stock are subject to the plan. Under the plan, non-statutory stock options and stock purchase rights may be granted to service providers, however, incentive stock options may only be granted to employees. The term of each option will be for no more than ten years from the date of the grant unless an optionee owns stock representing more than 10% of the voting power of the Company, in which case the term will be for five years from the date of the grant. The per share exercise price shall be determined by the administrator of the plan, but in no case shall it be less than fair market value.

       The Company applies Accounting Principles Board Opinion No. 25 - Accounting for Stock Issued to Employees in accounting for this plan. Accordingly, no compensation expense has been recognized. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for awards under this plan according to the method prescribed under Statement of Financial Accounting Standards No. 123 - Accounting for Stock Based Compensation Plans, the Company's net loss would not have increased materially for the years ended June 30, 2001 and 2000.

                                Y3K INCORPORATED
                          (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



14.    COMMITMENTS AND CONTINGENCIES

       Employment Agreements

       The Company has employment agreements with four key employees that include provisions for minimum salary requirements of $5,000 per month. Management and the key employees do not intend for the Company to pay or accrue at a future date minimum salaries earned as required by the agreements.

       Strategic Partnerships/Alliances

       The Company has a software development and licensing agreement with an arm's length company for the development of an instant messaging software program. In addition to consideration paid, Y3K Incorporated will issue 100,000 shares of common stock to the company upon completion and delivery of the software program. As of June 30, 2001 and 2000, no shares of stock had been issued under this agreement.

       The Company has distribution agreements with numerous arm's length internet service providers granting them a non-exclusive license for the use of software and specifically configured hardware comprising a meta search engine, e-commerce sites and other software applications. The agreements contain provisions for sharing profits generated from customer's online purchasing on the internet.

       The Company has an agreement with an arm's length company for the non-exclusive license to use search and navigational tools enabling users to query and otherwise utilize the internet. The agreement, dated June 2000, is for a term of 24 months with automatic extension for up to four additional six-month periods (see Note 1). The agreement also provides for the equal sharing of revenue generated from banner advertisements resulting from the Company's branded Meta Search Engine.

       The Company has an Internet strategic alliance agreement with an arm's length party for the joint ownership of technology for the presentation and delivery of wireless information on mobile telephone units and other wireless terminals. The agreement allows both parties the right to license, sub-license, sell or re-sell the technology. The agreement, dated February 2000, is for a term of 36 months with automatic extensions for up to two additional three-year periods.

                             ZEBALLOS MINING COMPANY

                         (An Exploration Stage Company)





                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS





                                DECEMBER 31, 2001

                            (Stated in U.S. Dollars)

                             ZEBALLOS MINING COMPANY

                         (An Exploration Stage Company)


           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


        AS AT DECEMBER 31, 2001, AND FOR THE YEAR ENDED DECEMBER 31, 2001


                           (Stated in U.S. Dollars)


The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes give effect to the acquisition of Y3K Incorporated by Zeballos Mining Company. Since the
transaction resulted in the former shareholders of Y3K Incorporated owning the majority of the issued shares of Zeballos Mining Company, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Y3K Incorporated of the net assets and liabilities of Zeballos Mining Company.

The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Zeballos Mining Company and Y3K Incorporated and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statement of operations has been prepared as if the acquisition had been consummated on January 1, 2001 under the purchase method of accounting and carried through to December 31, 2001. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on December 31, 2001.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2001
                            (Stated in U.S. Dollars)


---------------------------------------------------------------------------------------------------------------------
                                               ZEBALLOS
                                                MINING               Y3K             PRO-FORMA
                                                COMPANY         INCORPORATED        ADJUSTMENT         PRO-FORMA
---------------------------------------------------------------------------------------------------------------------
ASSETS

                 Current
     Cash                                   $          45    $         13,965     $        -       $         14,010

Property And Equipment                                  -              11,871              -                 11,871
                                            -----------------------------------------------------------------------

                                            $          45    $         25,836     $        -       $         25,881
===================================================================================================================


LIABILITIES

                 Current
     Accounts payable                       $      25,788    $        830,179     $        -       $        855,967
                                            -----------------------------------------------------------------------

SHAREHOLDERS' DEFICIENCY

Share Capital                                      27,689           2,236,530           (27,689)          2,236,530

        Additional Paid-In Capital                 13,801              -                (13,801)             -

Deficit                                           (67,233)         (3,040,873)           50,482          (3,066,616)
                                                                                         (8,992)
                                            ------------------------------------------------------------------------
                                                  (25,743)           (804,343)             -                830,086
                                            ------------------------------------------------------------------------

                                            $          45    $         25,836     $        -       $         25,881
====================================================================================================================

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2001
                            (Stated in U.S. Dollars)


---------------------------------------------------------------------------------------------------------------------
                                               ZEBALLOS
                                                MINING               Y3K             PRO-FORMA
                                                COMPANY         INCORPORATED        ADJUSTMENT         PRO-FORMA
---------------------------------------------------------------------------------------------------------------------

                 Revenue                   $       -          $         8,953     $     -          $        8,953

                Expenses                         16,751            631,513              -                  648,264
                                           -------------------------------------------------------------------------

Net Loss                                   $     16,751   $        622,560     $        -          $       639,311
====================================================================================================================


           Net Loss Per Share                                                                    $           0.02
==================================================================================================================


Weighted Average Number Of Common Shares
  Outstanding                                                                                           27,688,500
==================================================================================================================

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

   NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA BALANCE
                SHEET AND PRO-FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2001
                            (Stated in U.S. Dollars)



1.   ORGANIZATION AND BASIS OF PRESENTATION

     The unaudited pro-forma consolidated balance sheet and consolidated statement of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of Zeballos Mining Company for the year ended December 31, 2001, and of Y3K Incorporated for the year ended December 31, 2001 considering the effects of the reverse take-over transaction as if the transaction was completed effective January 1, 2001 in the case of the pro-forma consolidated statement of operations, and effective December 31, 2001 in the case of the pro-forma consolidated balance sheet.


2.   ASSUMPTION

     The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transaction referred to above been consummated January 1, 2001.


3.   PRO-FORMA ADJUSTMENT

     Record the reverse take-over transaction

Index to Exhibits

2.1 Acquisition Agreement dated as of August 21, 2001, between Y3K Secure Enterprise Software, Inc. and Y3K, Inc.*

* previously filed with the Form 8K on September 5, 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Y3K Secure Enterprise Software, Inc.

                                           /s/ King Cole
                                        By:____________________________
                                            King Cole, President


DATED: March 22, 2002